                                                                    Exhibit 4.12





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                             THE CHUBB CORPORATION

                                      AND

                            _______________________

                             as Stock Warrant Agent



                            _______________________

                            STOCK WARRANT AGREEMENT


                         Dated as of __________________

                             _____________________





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
                               TABLE OF CONTENTS*



PARTIES       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

RECITALS      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SECTION 1.   Appointment of Stock Warrant Agent . . . . . . . . . . . . . . . . . . . . . . . . . .      1

SECTION 2.   Form of Stock Warrant Certificates . . . . . . . . . . . . . . . . . . . . . . . . . .      1

SECTION 3.   Execution of Stock Warrant Certificates  . . . . . . . . . . . . . . . . . . . . . . .      1

SECTION 4.   Registration and Countersignature  . . . . . . . . . . . . . . . . . . . . . . . . . .      2

SECTION 5.   Registration of Transfers and Exchanges  . . . . . . . . . . . . . . . . . . . . . . .      2

SECTION 6.   Duration and Exercise of Stock Warrants  . . . . . . . . . . . . . . . . . . . . . . .      3

SECTION 7.   Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5

SECTION 8.   Mutilated, Lost, Stolen or Destroyed
               Stock Warrant Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5

SECTION 9.   Reservation of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6

SECTION 10.  Obtaining of Governmental Approvals and
               Stock Exchange Listings; Registration
               of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6

SECTION 11.  Adjustment of Exercise Price and Number
               of Shares Purchasable or Number of
               Stock Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7

SECTION 12.  Optional Reduction of Exercise Price . . . . . . . . . . . . . . . . . . . . . . . . .     11

SECTION 13.  Fractional Stock Warrants and Fractional
               Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     12

SECTION 14.  Notices to Stock Warrant Holders . . . . . . . . . . . . . . . . . . . . . . . . . . .     13

SECTION 15.  Merger, Consolidation or Change of Name
               of Stock Warrant Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     14

SECTION 16.  Stock Warrant Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     15





__________________________________

     *THIS TABLE OF CONTENTS DOES NOT CONSTITUTE A PART OF THIS AGREEMENT OR HAVE ANY BEARING UPON THE INTERPRETATION OF ANY OF ITS TERMS OR PROVISIONS.

SECTION 17.  Disposition of Proceeds of Exercise of
               Stock Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18

SECTION 18.  Change of Stock Warrant Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18

SECTION 19.  Notices to Company and Stock Warrant
               Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     19

SECTION 20.  Supplements and Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     20

SECTION 21.  Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     20

SECTION 22.  Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     20

SECTION 23.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     20

SECTION 24.  Benefits of this Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     21

SECTION 25.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     21

TESTIMONIUM   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SIGNATURES    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

EXHIBIT A.   Form of Stock Warrant Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . .     23

             STOCK WARRANT AGREEMENT dated as of _________________, 199_, between THE CHUBB CORPORATION, a New Jersey corporation (the "Company"), and _____________________, a banking association organized under the laws of the State of ____________, as Stock Warrant Agent (the "Stock Warrant Agent").

             WHEREAS, the Company proposes to issue and sell stock warrants ("Stock Warrants") to purchase shares of the Company's Common Stock, $1.00 par value per share ("Common Stock"), each whole Stock Warrant exercisable to purchase one share of Common Stock (such shares which may be purchased upon the exercise of Stock Warrants at any time being hereinafter referred to as the "Shares"); and

             WHEREAS, the Company desires the Stock Warrant Agent to act on behalf of the Company, and the Stock Warrant Agent is willing so to act, in connection with the issuance and exercise of Stock Warrants and the registration, transfer, exchange and replacement of Stock Warrant Certificates and other matters as provided herein;

             NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

             SECTION 1. Appointment of Stock Warrant Agent. The Company hereby appoints the Stock Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement, and the Stock Warrant Agent hereby accepts such appointment.

             SECTION 2. Form of Stock Warrant Certificates. The Stock Warrant Certificates to be delivered pursuant to this Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached hereto, and may have such letters, numbers or other marks of identification or designation or such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation under such law.

             SECTION 3. Execution of Stock Warrant Certificates. Stock Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board of Directors, President, an Executive Vice President, a Senior Vice President or a Vice President and shall be attested by its Secretary or an Assistant Secretary under its corporate seal. Each such signature upon the Stock Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board of

Directors, President, Executive Vice President, Senior Vice President, Vice President, Secretary or Assistant Secretary. The Seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Stock Warrant Certificates.

             If the Chairman of the Board of Directors or any officer of the Company who shall have signed any of the Stock Warrant Certificates shall cease to be such Chairman of the Board of Directors or officer before the Stock Warrant Certificates so signed shall have been countersigned by the Stock Warrant Agent and delivered to or disposed of by the Company, such Stock Warrant Certificates nevertheless may be countersigned and delivered to or disposed of as though such person had not ceased to be such Chairman of the Board of Directors or officer of the Company; and any Stock Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Stock Warrant Certificate, was such Chairman of the Board of Directors or officer although at the date of this Stock Warrant Agreement any such person was not such Chairman of the Board of Directors or officer.

             In connection with the initial issuance of the Stock Warrant Certificates, upon receipt of Stock Warrant Certificates executed by the Company and a written order of the Company executed by its Chairman of the Board of Directors, President, an Executive Vice President, a Senior Vice President, a Vice President, Secretary or an Assistant Secretary, the Stock Warrant Agent will countersign and deliver Stock Warrant Certificates in accordance with the instructions contained in such order.

             Stock Warrant Certificates shall be dated the date of countersignature by the Stock Warrant Agent.

             SECTION 4. Registration and Countersignature. Stock Warrant Certificates distributed as provided in Section 11 shall be registered in the names of the record holders of the Stock Warrant Certificates to whom they are to be distributed.

             Stock Warrant Certificates shall be manually countersigned by the Stock Warrant Agent and shall not be valid for any purpose unless so countersigned.

             The Company and the Stock Warrant Agent may deem and treat the registered holder of a Stock Warrant Certificate as the absolute owner thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise thereof and any distribution to the holder thereof and for all other purposes, and neither the Company nor the Stock Warrant Agent shall be affected by any notice to the contrary.

             SECTION 5. Registration of Transfers and Exchanges. The Stock Warrant Agent shall from time to time register the transfer of any outstanding Stock Warrant Certificates upon the records to be maintained by it for that purpose, upon surrender thereof duly endorsed, or accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to the Stock Warrant Agent, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Stock Warrant Certificate shall be issued to the transferee and the surrendered Stock Warrant Certificate shall be canceled by the Stock Warrant Agent. The Stock Warrant Agent shall destroy canceled Stock Warrant Certificates and deliver a certificate of such destruction to the Company.

             One or more Stock Warrant Certificates may be exchanged at the option of the holder thereof, when surrendered to the Stock Warrant Agent at its office maintained for the purpose of exchanging, transferring and exercising the Stock Warrants in the Borough of Manhattan, The City of New York, State of New York (the "Stock Warrant Agent Office") or at the office of any successor Stock Warrant Agent as provided in Section 18 hereof, for another Stock Warrant Certificate or other Stock Warrant Certificates of like tenor and representing in the aggregate a like number of Stock Warrants. Stock Warrant Certificates surrendered for exchange or transfer shall be canceled by the Stock Warrant Agent. Such canceled Stock Warrant Certificates shall be destroyed by the Stock Warrant Agent and a certificate of such destruction shall be delivered to the Company.

             The Stock Warrant Agent is hereby authorized to countersign, in accordance with the provisions of this Section 5 and of Section 4, and deliver the new Stock Warrant Certificates required pursuant to the provisions of this Section and for the purpose of any distribution of Stock Warrant Certificates contemplated by Section 11.

             SECTION 6. Duration and Exercise of Stock Warrants. The Stock Warrants shall expire on (i) the close of business on ____________ or
(ii) such earlier date after _______________ as shall be determined by the Company and of which 90 days prior notice to the registered holders of Stock Warrants and the Stock Warrant Agent shall have been given in accordance with the provisions of Sections 14 and 19 hereof, if the closing sale price of the Company's Common Stock (New York Stock Exchange composite transactions) shall be not less than 125 percent of the then current Stock Warrant exercise price for 20 trading days in a period of 30 consecutive trading days ending not more than 10 calendar days immediately prior to the date of such notice (such date of expiration being herein referred to as the "Expiration

Date"). Each Stock Warrant may be exercised on any business day prior to the close of business on the Expiration Date. After the close of business on the Expiration Date, the Stock Warrants will become wholly void and of no value.

             No fractional Shares shall be issued upon surrender of Stock Warrant Certificates but, in lieu of fractional Shares, the registered holder of Stock Warrant Certificates may elect (a) to be paid an amount in cash equal to the same fraction of the current market value of a Share of Common Stock or
(b) to have the amount of the cash payment determined in (a) credited against the Exercise Price payable for Shares to be received upon exercise of the holder's whole Stock Warrants. For purposes of (a) and (b), the current market value of Common Stock shall be the closing price of a Share of Common Stock (determined pursuant to the second sentence of Section 11(d)) on the last trading day immediately prior to the day on which a Stock Warrant is exercised.

             Subject to the provisions of this Agreement, including Section 11, the holder of each whole Stock Warrant shall have the right to purchase from the Company (and the Company shall issue and sell to such holder) one fully paid and nonassessable Share at the initial exercise price (the "Exercise Price") of $_____ upon the surrender on any business day prior to the close of business on the Expiration Date to the Stock Warrant Agent at the Stock Warrant Agent Office of the Stock Warrant Certificate evidencing such Stock Warrant, with the form of election to exercise on the reverse thereof duly filled in and signed, and upon payment of the Exercise Price in lawful money of the United States of America by means of a certified or official bank check payable to the Company.

             The Stock Warrants evidenced by a Stock Warrant Certificate shall be exercisable prior to the close of business on the Expiration Date, at the election of the registered holder thereof, either as an entirety or from time to time for part of the number of Stock Warrants specified in the Stock Warrant Certificates, but in no event shall any fractional Share be issued with regard to such Stock Warrant Certificates. In the event that less than all the Stock Warrant Certificates evidenced by a Stock Warrant Certificate surrendered upon the exercise of Stock Warrants are exercised at any time prior to the close of business on the Expiration Date, a new Stock Warrant Certificate or Certificates will be issued for the remaining number of Stock Warrants. No adjustments shall be made for any cash dividends on Shares issuable on the exercise of a Stock Warrant.

             Subject to Section 7, upon such surrender of a Stock Warrant Certificate, and payment of the Exercise Price, the Stock Warrant Agent shall requisition from ________________, New York,

New York the transfer agent for the Common Stock (the "Transfer Agent"), for issuance and delivery to or upon the written order of the registered holder of such Stock Warrant Certificate and in such name or names as such registered holder may designate, a certificate for the Share or Shares issuable upon the exercise of the Stock Warrants evidenced by such Stock Warrant Certificates. Such certificate shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the holder of record of such Share or Shares as of the date of the surrender of such Stock Warrant Certificates and payment of the Exercise Price. The Stock Warrant Agent is hereby authorized to countersign and deliver the required new Stock Warrant Certificate or Certificates pursuant to the provisions of this
Section 6 and of Section 5.

             All Stock Warrant Certificates surrendered upon exercise of Stock Warrants shall be canceled by the Stock Warrant Agent. Such canceled Stock Warrant Certificates shall then be destroyed by the Stock Warrant Agent and a certificate of such destruction shall be sent to the Company.

             SECTION 7. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Shares upon the exercise of Stock Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Stock Warrant Certificates or any certificates for Shares in a name other than that of the registered holder of a Stock Warrant Certificate surrendered upon the exercise of a Stock Warrant, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

             SECTION 8. Mutilated, Lost, Stolen or Destroyed Stock Warrant Certificates. If any Stock Warrant Certificate is mutilated, lost, stolen or destroyed, the Company may in its discretion issue, and the Stock Warrant Agent shall countersign and deliver, in exchange and substitution for and upon cancellation of the mutilated Stock Warrant Certificate, or in lieu of and substitution for the Stock Warrant Certificate lost, stolen or destroyed, a new Stock Warrant Certificate of like tenor and representing the same number of Stock Warrants, but only upon receipt of evidence satisfactory to the Company and the Stock Warrant Agent of such loss, theft or destruction of such Stock Warrant Certificate and indemnity or bond, if requested, also satisfactory to them. Applicants for such substitute Stock Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Stock Warrant Agent may prescribe.

             SECTION 9. Reservation of Shares. For the purpose of enabling it to satisfy any obligation to issue Shares upon exercise of Stock Warrants, the Company will at all times through the close of business on the Expiration Date, reserve and keep available, free from preemptive rights and out of its aggregate authorized but unissued Common Stock, the number of Shares deliverable upon the exercise of all outstanding Stock Warrants and the Transfer Agent for such Common Stock are hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares of Common Stock as shall be required for such purpose. The Company will deposit a copy of this Agreement with such Transfer Agent. The Stock Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent stock certificates issuable upon exercise of outstanding Stock Warrants, and the Company will supply such Transfer Agent with duly executed stock certificates for such purpose.

             Before taking any action which would cause an adjustment pursuant to Section 11 reducing the Exercise Price below the then par value (if any) of the Shares issuable upon exercise of the Stock Warrants, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Shares at the Exercise Price as so adjusted.

             The Company covenants that all Shares issued upon exercise of the Stock Warrants will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all preemptive rights and taxes, liens, charges and security interests created by the Company with respect to the issuance and holding thereof.

             SECTION 10. Obtaining of Governmental Approvals and Stock Exchange Listings; Registrations of Shares. The Company from time to time will use its best efforts (i) to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and to file such documents under federal and state securities laws, which may be or become requisite in connection with the issuance, sale, transfer and delivery of the Stock Warrant Certificates and the exercise of the Stock Warrants; provided, however, if any such permits, consents, approvals or documents are not so obtained or effective, the Company will immediately notify the Stock Warrant Agent; (ii) to have the Stock Warrants listed on the New York Stock Exchange or on the principal United States securities exchange or exchanges on which the Common Stock is listed; (iii) immediately upon the issuance of Shares upon exercise of Stock Warrants, to have such Shares listed on the New York Stock Exchange or on the principal United States securities exchange or exchanges on which the Common Stock is listed; and (iv) immediately upon any adjustment in the number of Shares purchasable upon exercise of the Stock Warrants to register such Shares with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

             SECTION 11. Adjustment of Exercise Price and Number of Shares Purchasable or Number of Stock Warrants. The Exercise Price, the number of Shares purchasable upon the exercise of each Stock Warrant and the number of Stock Warrants outstanding are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 11.

             (a) If the Company shall at any time after the date of this Agreement (i) declare a dividend on the Common Stock payable in shares of Common Stock; (ii) subdivide the outstanding Common Stock; (iii) combine the outstanding Common Stock into a smaller number of shares; or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and/or the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holders of any Stock Warrant exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Stock Warrant had been exercised immediately prior to such date, such Stock Warrant holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

             (b) If the Company shall at any time after the date of this Agreement issue rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase Common Stock (or securities convertible into Common Stock) at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into Common Stock) that is less than 95 percent of the then current market price per share of Common Stock (as defined in Section 11(d)) on the record date fixed for such issuance, the Exercise Price in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). If such subscription price may be paid in consideration part or all of which shall be in a form other than cash, the value of such consideration shall be determined by the Board of Directors of the Company, whose determination shall be conclusive. Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and if such rights or warrants are not so issued, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed, but such subsequent adjustments shall not affect the number of Shares issued upon any exercise of Stock Warrants prior to the date such subsequent adjustment is made.

             (c) If the Company shall fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (excluding (i) cash dividends or distributions paid from consolidated earnings or consolidated earned surplus of the Company (determined in accordance with generally accepted accounting principles), or (ii) quarterly Common Stock dividends at the rate of $___ per share or increases therein out of consolidated net income of the Company (determined in accordance with generally accepted accounting principles) for the period from the end of its most recent fiscal year to the date of the most recent consolidated quarterly financial statements of the Company as of the time of the declaration of the dividend, or subscription rights or warrants (excluding those referred to in Section 11(b)), the Exercise Price in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the current market price per share of Common Stock (as defined in Section 11(d)) on such record date less the fair market value (determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a statement filed with the Stock Warrant Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants allocable to one share of Common Stock and of which the denominator shall be such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed; and if such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed, but such subsequent adjustment shall not affect the number of Shares issued upon any exercise of Stock Warrants prior to the date such subsequent adjustment is made.

             (d)     For the purpose of any computation under Section 11(b),
(c) or as elsewhere referenced in this Agreement, the current market price per share of Common Stock or Stock Warrants on any date shall be deemed to be the average of the daily closing prices, respectively, for the Common Stock and the Stock Warrants, for the 30 consecutive trading days commencing 45 trading days before such date. The closing price for each day shall be as reported as New York Stock Exchange composite transactions.

             (e) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1 percent in such price; provided, however, that (x) any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment and (y) notwithstanding the provisions of this subsection, any adjustments in the Exercise Price will be made not later than the third anniversary of the occurrence of the event upon which such adjustment is based. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-hundredth of a Share, as the case may be, but in no event shall the Company be obligated to issue a fractional Share upon the exercise of any Stock Warrant.

             (f) In the event that at any time, as a result of an adjustment made pursuant to Section 11(a), the holder of any Stock Warrant thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Stock Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in Section 11(a) through (c), inclusive, and the provisions of
Section 6, 7, 9, 10, 11(e), 11(j) and 13 with respect to the Shares shall apply on like terms to any such other shares.

             (g) In any case in which this Section 11 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Stock Warrant exercised after such record date of the Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

             (h) Unless the Company has exercised its election to adjust the number of Stock Warrants as provided in Section 11(i), upon each adjustment of the Exercise Price as a result of the calculations made in Section 11(a),
(b) or (c), each Stock Warrant outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Shares (calculated to the nearest hundredth) obtained by (A) multiplying the number of Shares purchasable upon exercise of a Stock Warrant immediately prior to such adjustment of the number of Shares by the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (B) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

             (i) The Company may elect on or after the date of any adjustment of the Exercise Price to adjust the number of Stock Warrants, in substitution for an adjustment in the number of Shares purchasable upon the exercise of a Stock Warrant as provided in Section 11(h). Each Stock Warrant outstanding after such adjustment of the number of Stock Warrants shall be exercisable for the same number of Shares as immediately prior to such adjustment. Each Stock Warrant held of record prior to such adjustment of the number of Stock Warrants shall become that number of Stock Warrants (calculated to the nearest hundredth) obtained by dividing the Exercise Price in effect prior to adjustment of the Exercise Price by the Exercise Price in effect after adjustment of the Exercise Price. The Company shall notify the holder of Stock Warrants in the same manner as provided in the first paragraph of Section 14, of its election to adjust the number of Stock Warrants, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter, but shall be at least 10 days later than the date of the notice. Upon each adjustment of the number of Stock Warrants pursuant to this subsection (i) the Company shall, as promptly as practicable, cause to be distributed to holders of record of Stock Warrants on such record date Stock Warrant Certificates evidencing, subject to Section 13, the additional Stock Warrants to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Stock Warrant Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the

Company, new Stock Warrant Certificates evidencing all the Stock Warrants to be issued, executed and registered in the manner specified in Sections 4 and 5 (and which may bear, at the option of the Company, the adjusted Exercise Price) and shall be registered in the names of the holders of record of Warrant Certificates on the record date specified in the public announcement.

             (j) In case of any capital reorganization of the Company, or of any reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of subdivision or combination), or in case of the consolidation of the Company with or the merger of the Company into any other corporation or in case of a statutory share exchange to which the Company is a party (other than a consolidation, merger or share exchange in which the Company is the continuing or successor corporation) or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation, each Stock Warrant shall after such reorganization, reclassification, consolidation, merger, share exchange or sale be exercisable upon the terms and conditions specified in this Agreement, for the number of shares of stock or other securities or property to which a holder of the number of Shares purchasable (at the time of such reorganization, reclassification, consolidation, merger, share exchange or sale) upon exercise of such Stock Warrant would have been entitled upon such reorganization, reclassification, consolidation, merger, share exchange or sale; and in any such case, if necessary, the provisions set forth in this Section 11 with respect to the rights and interests thereafter of the holders of the Stock Warrants shall be appropriately adjusted so as to be applicable, as early as may reasonably be, to any shares of stock or other securities or Warrants. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares shall not be deemed to be a reclassification of the Common Stock for the purposes of this Section 11(j). The Company shall not effect any such consolidation, merger, share exchange or sale, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation, merger or share exchange or the corporation purchasing such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Stock Warrant Agent, the obligation to deliver to the holder of each Stock Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase under this Agreement.

             SECTION 12. Optional Reduction of Exercise Price. The Company may, at any time or from time to time, voluntarily reduce the then current Exercise Price by an amount not in excess of 33 percent of such then current Exercise Price for such period or periods of time as the Board of Directors of the Company may determine; provided, however that each such period shall be at least 30 days. In each such event, the Company shall prepare a certificate of an officer of the Company stating (i) the election of the Company to reduce the then current Exercise Price in accordance with this Section 12; (ii) the period in which such reduced Exercise Price shall be in effect; and (iii) that such election is irrevocable during such period. The Company shall mail a brief summary of the provisions of such certificate at least 15 days prior to the date fixed for the commencement of any period in which the reduced Exercise Price shall be in effect to the Stock Warrant Agent at the address provided in Section 19 hereof and to each registered holder of Stock Warrant Certificates at such Stock Warrant holder's address appearing on the Stock Warrant register. Failure on the part of the holders of Stock Warrant Certificates to receive such notice by mail, or any defect therein, shall not affect the validity of the reduction of the then current Exercise Price during such period. During such period, any adjustment in the Exercise Price pursuant to Section 11 hereof shall be made to the reduced Exercise Price as provided by this Section 12 in the manner specified in such Section 11. After the termination of such period, the Exercise Price shall be such Exercise Price which would have been in effect, as adjusted pursuant to the provisions of Section 11, had there been no reduction in the Exercise Price pursuant to the provisions of this Section 12. No reduction of the then current Exercise Price pursuant to the provisions of this Section 12 shall be deemed for the purposes of Section 11 hereof to alter or adjust the Exercise Price.

             SECTION 13.      Fractional Stock Warrants and Fractional Shares.
(a) The Company shall not be required to issue fractions of Stock Warrants on any distribution of Stock Warrants to holders of Stock Warrant Certificates pursuant to Section 11(i) or to distribute Stock Warrant Certificates which evidence fractional Stock Warrants. In lieu of such fractional Stock Warrants, the registered holder of a Stock Warrant Certificate with regard to which such a fractional Stock Warrant would otherwise be issuable shall receive an amount in cash equal to the same fraction of the current market value of a whole Stock Warrant. For purposes of this Section 13(a), the current market value of a Stock Warrant shall be determined under Section 11(d) for the last trading day immediately prior to the date on which such fractional Stock Warrant would have been otherwise issuable.

             (b) Notwithstanding an adjustment pursuant to Section 11(h) in the number of Shares purchasable upon the exercise of a Stock Warrant, the Company shall not be required to issue fractions of Shares upon exercise of the Stock Warrants or to distribute certificates which evidence fractional Shares. The registered holders of Stock Warrant Certificates at the time such Stock Warrants are exercised as herein provided may elect (i) to receive an amount in cash equal to the same fraction of the current market value of a share of Common Stock or (ii) to have the cash payment credited against the Exercise Price of Shares to be received upon exercise of whole Stock Warrants. Such election shall be made on the form provided for such purpose by the Company. For purposes of this Section 13(b), the current market value of a share of Common Stock shall be as determined under Section 11(d) for the last trading day immediately prior to the date of such exercise.

             SECTION 14. Notices to Stock Warrant Holders. Upon adjustment of the Exercise Price pursuant to Section 11, the Company within 20 calendar days thereafter shall (i) cause to be filed with the Stock Warrant Agent a certificate of a firm of independent public accountants of recognized standing selected by the Company (who may be the regular auditors of the Company) setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Shares purchasable upon exercise of a Stock Warrant after such adjustment in the Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein and (ii) cause to be given to each of the registered holders of the Stock Warrant Certificates at such Stock Warrant holder's address appearing on the Stock Warrant register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 14.

             If:

             (a) the Company authorizes the issuance to all holders of Common Stock or rights or warrants to subscribe for or purchase capital stock of the Company or of any other subscription rights or warrants; or

             (b) the Company authorizes the distribution to all holders of Common Stock of evidences of its indebtedness or assets (excluding (i) cash dividends or distributions paid from consolidated earnings or consolidated earned surplus of the Company (determined in accordance with generally accepted accounting principles), or (ii) quarterly Common Stock dividends at the rate of $.05 per share or increases therein out of consolidated net income of the Company (determined in accordance with generally accepted accounting principles) for the period from the end of its most recent fiscal year to the date of the most recent consolidated quarterly financial statements of the Company as of the time of the declaration of the dividend, and (iii) dividends payable in Common Stock; or

             (c) there is any consolidation, share exchange or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any capital reorganization or any reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

             (d) there is a voluntary or involuntary dissolution, liquidation or winding up of the Company; or

             (e) the Company proposes to take any other action which would require an adjustment of the Exercise Price pursuant to Section 11;

the Company shall file with the Stock Warrant Agent and give to each registered holder of a Stock Warrant Certificate at such Stock Warrant holder's address appearing on the Stock Warrant register, at least 20 calendar days (or 10 calendar days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereinafter specified in (i) or (ii) below, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, warrants or distribution are to be determined or (ii) the date on which any such consolidation, merger, share exchange, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such consolidation, share exchange, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up. Failure to give the notice required by this Section 14 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, consolidation, share exchange, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up or the vote upon any action.

             Nothing in this Agreement or in any Stock Warrant Certificate shall be construed as conferring upon the holder thereof the right to vote or to consent or to receive notice as a stockholder in respect of the meetings of stockholders or the election of directors of the Company or on any other matter, or any rights whatsoever as a stockholder of the Company.

             SECTION 15. Merger, Consolidation or Change of Name of Stock Warrant Agent. Any corporation into which the Stock Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Stock Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Stock Warrant Agent, shall be the successor to the Stock Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Stock Warrant Agent under the provisions of Section 18. If at the time such successor to the Stock Warrant Agent shall succeed under this Agreement, any of the Stock Warrant Certificates shall have been countersigned but not delivered, any such successor to the Stock Warrant Agent may adopt the countersignature of the original Stock Warrant Agent; and in case at that time any of the Stock Warrant Certificates shall not have been countersigned, any successor to the Stock Warrant Agent may countersign such Stock Warrant Certificates either in the name of the predecessor Stock Warrant Agent or in the name of the successor Stock Warrant Agent. In all such cases such Stock Warrant Certificates shall have the full force provided in the Stock Warrant Certificates and in this Agreement.

             If at any time the name of the Stock Warrant Agent shall be changed and at such time any of the Stock Warrant Certificates shall have been countersigned but not delivered, the Stock Warrant Agent whose name has changed may adopt the countersignature under its prior name, and if at that time any of the Stock Warrant Certificates shall not have been countersigned, the Stock Warrant Agent may countersign such Stock Warrant Certificates either in its prior name or in its changed name, and in all such cases such Stock Warrant Certificates shall have the full force provided in the Stock Warrant Certificates and in this Agreement.

             SECTION 16. Stock Warrant Agent. The Stock Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Stock Warrants, by their acceptance thereof, shall be bound:

             (a) The statements contained herein and in the Stock Warrant Certificates shall be taken as statements of the Company, and the Stock Warrant Agent assumes no responsibility for the correctness of any of the same except such statements as describe the Stock Warrant Agent or action taken or to be taken by it. Except as herein otherwise provided, the Stock Warrant Agent assumes no responsibility with respect to the execution, delivery or distribution of the Stock Warrant Certificates.

             (b) The Stock Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Stock Warrant Certificates to be complied with by the Company, nor shall the Stock Warrant Agent at any time be under any duty or responsibility to any holder of a Stock Warrant to make or cause to be made any adjustment in the Exercise Price (except that the Stock Warrant Agent shall receive the certificate of the Company's independent accountants required to be delivered in connection with any adjustment of the Exercise Price) or in the number of Shares issuable upon exercise of the Stock Warrants (except as instructed by the Company), or to determine whether any facts exist which may require any such adjustments, or with respect to the nature or extent of or method employed in making any such adjustments when made.

             (c) The Stock Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Stock Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Stock Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

             (d) The Stock Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Stock Warrant Certificate for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

             (e) The Company agrees (i) to pay to the Stock Warrant Agent reasonable compensation for all services rendered by the Stock Warrant Agent under this Agreement; (ii) to reimburse the Stock Warrant Agent upon demand for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Stock Warrant Agent in the execution of its duties under this Agreement; and (iii) to indemnify the Stock Warrant Agent and hold it harmless against any and all losses, liabilities and expenses, including judgments, costs and counsel fees, for anything done or omitted by the Stock Warrant Agent arising out of or in connection with this Agreement, except as a result of its negligence or bad faith.

             (f) The Stock Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Stock Warrant Certificates shall furnish the Stock Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred. All rights of action under this Agreement or under any of the Stock Warrants may be enforced by the Stock Warrant Agent without the possession of any of the Stock Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Stock Warrant Agent shall be brought in its name as Stock Warrant Agent, and any recovery or judgment shall be for the ratable benefit of the registered holders of the Stock Warrants, as their respective rights or interests may appear.

             (g) The Stock Warrant Agent, and any stockholder, director, officer or employee thereof, may buy, sell or deal in any of the Stock Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Stock Warrant Agent under this Agreement. Nothing herein shall preclude the Stock Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

             (h) The Stock Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Stock Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement, except for its own negligence or bad faith.

             (i) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Stock Warrant Agent for the carrying out or performing of the provisions of this Agreement.

             (j) The Stock Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Stock Warrant Agent) or in respect of the validity or execution of any Stock Warrant Certificate (except its countersignature thereof); nor shall the Stock Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of the Shares to be issued pursuant to this Agreement or any Stock Warrant Certificate or as to whether the Shares will, when issued, be validly issued, fully paid and nonassessable or as to the Exercise Price or the number of Shares issuable upon exercise of any Stock Warrant.

             (k) The Stock Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board of Directors, the President, any Executive Vice President, Senior Vice President or Vice President, the Secretary or Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or in good faith reliance upon any statement signed by any one of such officers of the Company with respect to any fact or matter (unless other evidence in respect thereof is herein specifically prescribed) which may be deemed to be conclusively proved and established by such signed statement.

             (l) The Company will furnish to the Stock Warrant Agent, upon request but not more often than annually, an opinion of counsel (who may be counsel to the Company) acceptable to the Stock Warrant Agent, to the effect that (i) a Registration Statement under the Securities Act of 1933, as amended, is then in effect with respect to the Shares issuable on the exercise of the Stock Warrants and that the Prospectuses hereinafter referred to comply as to form in all material respects with the requirements of said Act and the rules and regulations of the Securities and Exchange Commission thereunder or (ii) a Registration Statement under said Act with respect to the Shares issuable on the exercise of the Stock Warrants is not required. If said opinion states that such a Registration Statement is in effect, the Company will, from time to time, furnish the Stock Warrant Agent with current Prospectuses meeting the requirements of said Act and all rules and regulations thereunder in sufficient quantity to permit the Stock Warrant Agent to deliver a Prospectus to each holder of a Stock Warrant upon exercise thereof. The Company further agrees to pay all fees, costs and expenses in connection with the preparation and delivery to the Stock Warrant Agent of the foregoing opinions and Prospectuses.

             SECTION 17. Disposition of Proceeds of Exercise of Stock Warrants. The Stock Warrant Agent shall account promptly to the Company with respect to Stock Warrants exercised and concurrently pay to the Company all moneys received by the Stock Warrant Agent on the purchase of Shares through the exercise of Stock Warrants.

             SECTION 18. Change of Stock Warrant Agent. If the Stock Warrant Agent shall resign (such resignation to become effective not earlier than 30 days after the giving of written notice thereof to the Company and the registered holders of Stock Warrant Certificates) or shall become incapable of acting as Stock Warrant Agent, the Company shall appoint a successor to the

Stock Warrant Agent. If the Company shall fail to make such appointment within a period of 90 days after it has been so notified in writing by the Stock Warrant Agent or by the registered holder of a Stock Warrant Certificate (in the case of incapacity), then the registered holder of any Stock Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Stock Warrant Agent. Pending appointment of a successor to the Stock Warrant Agent, either by the Company or by such a court, the duties of the Stock Warrant Agent shall be carried out by the Company. Any successor Stock Warrant Agent whether appointed by the Company or by such a court shall be a bank or trust company, in good standing, incorporated under the laws of the United States of America or any state thereof, and having an office in the Borough of Manhattan, The City of New York, State of New York. As soon as practicable after appointment of the successor Stock Warrant Agent, the Company shall cause to be given to each of the registered holders of the Stock Warrant Certificates at such Stock Warrant holder's address appearing on the Stock Warrant register written notice of the change in the Stock Warrant Agent by first-class mail, postage prepaid. After appointment, the successor Stock Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Stock Warrant Agent without further act or deed; but the former Stock Warrant Agent shall deliver and transfer to the successor Stock Warrant Agent any property at the time held by it hereunder and execute and deliver, at the expense of the Company, any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this
Section 18, however, or any defect therein, shall not affect the legality or validity of the removal of the Stock Warrant Agent or the appointment of a successor Stock Warrant Agent, as the case may be.

             SECTION 19. Notices to Company and Stock Warrant Agent. Any notice or demand authorized by this Agreement to be given or made by the Stock Warrant Agent or by the registered holder of any Stock Warrant Certificate to or on the Company shall be sufficiently given or made if sent by mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Stock Warrant Agent), as follows:

                     The Chubb Corporation
                     15 Mountain View Road
                     P.O. Box 1615
                     Warren, New Jersey  07061-1615

                     Attention:  Secretary

             If the Company shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the corporate trust office of the Stock Warrant Agent.

             Any notice pursuant to this Agreement to be given by the Company or by the registered holder of any Stock Warrant Certificate to the Stock Warrant Agent shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Stock Warrant Agent with the Company) to the Stock Warrant Agent as follows:

                     _______________________________
                     _______________________________
                     _______________________________
                     _______________________________

             Notwithstanding the foregoing, no notice pursuant to this Agreement shall be effective until received by the Stock Warrant Agent.

             SECTION 20. Supplements and Amendments. The Company and the Stock Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Stock Warrant Certificates in order to cure any ambiguity, manifest error or other mistake in this Agreement, or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Stock Warrant Agent may deem necessary or desirable and which shall not adversely affect, alter or change the interest of the holders of Stock Warrant Certificates.

             SECTION 21. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Stock Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

             SECTION 22. Termination. This Agreement shall terminate at the close of business on the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Stock Warrants have been exercised. The provisions of Section 16 shall survive such termination.

             SECTION 23. Governing Law. This Agreement and each Stock Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of such State.

             SECTION 24. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Stock Warrant Agent and the registered holders of the Stock Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Stock Warrant Agent and the registered holders of the Stock Warrant Certificates.

             SECTION 25. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                                      THE CHUBB CORPORATION


                                      By:  _______________________
                                               Title:



[SEAL]

Attest:



______________________________
Name:
Title:



                                      ________________________________
                                           as Stock Warrant Agent


                                      By:  ___________________________
                                           Title:



[SEAL]

Attest:



______________________________
Name:
Title:

                                                                       EXHIBIT A

No. W-


                      [FORM OF STOCK WARRANT CERTIFICATE]

                                     [FACE]



                  EXERCISABLE ON OR BEFORE ___________________
           UNLESS SUCH DATE IS ACCELERATED BY THE COMPANY AS PROVIDED
                IN THE STOCK WARRANT AGREEMENT REFERRED TO BELOW


                       Certificate for     Stock Warrants

                           STOCK WARRANT CERTIFICATE


                             THE CHUBB CORPORATION


             This Stock Warrant Certificate certifies that ______or registered assigns, is the registered holder of the number of Stock Warrants (the "Stock Warrants") of The Chubb Corporation, a New Jersey corporation (the "Company"), set forth elsewhere on this certificate. Each Stock Warrant expires at the close of business on the Expiration Date (defined below), and entitles the holder to purchase from the Company one fully paid and nonassessable share of Common Stock, $1.00 par value, of the Company (a "Share") at the initial exercise price (the "Exercise Price") of $____ payable in lawful money of the United States of America by means of a certified or official bank check payable to the Company upon surrender of this Stock Warrant Certificate and payment of the Exercise Price at the office or agency of the Stock Warrant Agent in the Borough of Manhattan, The City of New York, State of New York (the "Stock Warrant Agent Office"), but only subject to the conditions set forth herein and in the Stock Warrant Agreement. The Exercise Price and number of Shares purchasable upon exercise of the Stock Warrants are subject to adjustment upon the occurrence of certain events set forth in the Stock Warrant Agreement referred to on the reverse hereof.

             No Stock Warrant may be exercised after the close of business on
(i) _________________ or (ii) such earlier date, on or subsequent to ____________________, as shall be determined by the Company and of which 90 days prior notice shall have been given to the registered holder hereof, if the closing sale price for the Company's Common Stock shall be not less than 125 percent of the then current Stock Warrant exercise price for 20 trading days in a period of 30 consecutive trading days ending not more than 10 calendar days immediately prior to the date of such notice (such date of expiration, or such earlier date, is hereafter referred to as the "Expiration Date"). After the close of business on the Expiration Date, the Stock Warrants will become wholly void and of no value.

             REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS STOCK WARRANT CERTIFICATE SET FORTH ON THE REVERSE HEREOF AND SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

             This Stock Warrant Certificate shall not be valid unless countersigned by the Stock Warrant Agent, as such term is used in the Stock Warrant Agreement.

             WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

                                      THE CHUBB CORPORATION

Dated:
                                      By:  _________________________
                                               Title:


                                      Attest:________________________
                                                 Title:

[SEAL]

Countersigned:


_______________________________
as Stock Warrant Agent


By:  __________________________
        Authorized Signature

                      [FORM OF STOCK WARRANT CERTIFICATE]


                                   [REVERSE]

                             THE CHUBB CORPORATION

             The Stock Warrants evidenced by this Stock Warrant Certificate are part of a duly authorized issue of Stock Warrants expiring at the close of business on the Expiration Date to purchase shares of Common Stock, $1.00 par value per share, of the Company in aggregate up to the number of Stock Warrants evidenced by this Stock Warrant Certificate, and are issued or to be issued pursuant to a Stock Warrant Agreement dated as of ______________ (the "Stock Warrant Agreement"), duly executed and delivered by the Company to ________________, as Stock Warrant Agent (the "Stock Warrant Agent"). The Stock Warrant Agreement is hereby incorporated by reference and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Stock Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Stock Warrants.

             Stock Warrants may be exercised to purchase Shares from the Company on or before the close of business on the Expiration Date, at the Exercise Price set forth on the face hereof, subject to adjustment, as hereinafter referred to. The holder of Stock Warrants evidenced by this Stock Warrant Certificate may exercise them by surrendering the Stock Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price at the Stock Warrant Agent Office. If upon any exercise of Stock Warrants evidenced hereby the number of Stock Warrants exercised shall be less than the total number of Stock Warrants evidenced hereby, there shall be issued to the holder hereof or such holder's assignee a new Stock Warrant Certificate evidencing the number of Stock Warrants not exercised. No adjustment shall be made for any cash dividends on any Shares issuable upon exercise of this Stock Warrant. After the close of business on the Expiration Date, unexercised Stock Warrants shall become wholly void and of no value.

             The Stock Warrant Agreement provides that, upon the occurrence of certain events, the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Stock Warrant Agreement provides that, at the election of the Company, either (i) the number of Shares purchasable upon the exercise of each Stock Warrant shall be adjusted or (ii) each outstanding Stock Warrant shall be adjusted to become a different number of Stock Warrants. In the latter event, the Company will cause to be distributed to registered holders of Stock Warrant Certificates either Stock Warrant Certificates representing the additional Stock Warrants issuable pursuant to the adjustment or substitute Stock Warrant Certificates to replace all outstanding Stock Warrant Certificates.

             At any time or from time to time, the Company shall have the right to reduce the then current Exercise Price by an amount not in excess of 33 percent for a period or periods to be determined by the Company, but in any event not less than 30 days. The Company shall make a public announcement of the reduction in Exercise Price and shall mail a notice to each registered holder of Stock Warrant Certificates.

             The Company shall not be required to issue fractional Stock Warrants or fractional Shares upon the exercise of Stock Warrants or any certificates which evidence fractional Stock Warrants or fractional Shares. In lieu of such fractional Stock Warrants, the registered holder of a Stock Warrant Certificate with regard to which a fractional Stock Warrant would otherwise be issuable shall receive an amount in cash equal to the same fraction of the current market value of a whole Stock Warrant (as determined pursuant to the Stock Warrant Agreement). In lieu of such fractional Shares the registered holders of the Stock Warrant Certificates with regard to which such fractional Shares would otherwise be issuable may elect, at the time of the exercise of Stock Warrants, (i) to receive an amount in cash equal to the same fraction of the current market value (as determined pursuant to the Stock Warrant Agreement) of a full Share or (ii) to credit such cash payment against the Exercise Price of Shares to be received upon exercise of whole Stock Warrants.

             One or more Stock Warrant Certificates, when surrendered at the Stock Warrant Agent Office by the registered holder thereof in person or by legal representative or by attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Stock Warrant Agreement, but without payment of any service charge, for another Stock Warrant Certificate or Stock Warrant Certificates of like tenor evidencing in the aggregate a like number of Stock Warrants.

             Upon due presentment for registration of transfer of this Stock Warrant Certificate at the Stock Warrant Agent Office, a new Stock Warrant Certificate or Stock Warrant Certificates of like tenor and evidencing in the aggregate a like number of Stock Warrants shall be issued to the transferee in exchange for this Stock Warrant Certificate, subject to the limitations provided in the Stock Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

             The Company and the Stock Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Stock Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise or exchange hereof and for all other purposes, and neither the Company nor the Stock Warrant Agent shall be affected by any notice to the contrary.

                         [FORM OF ELECTION TO EXERCISE]

             (To be executed upon exercise of Stock Warrant prior to the close of business on the Expiration Date)

             The undersigned hereby irrevocably elects to exercise the right, represented by this Stock Warrant Certificate, to purchase ______ Shares and herewith tenders payment for such Shares in the amount of $ _________ in the form of a certified or official bank check payable to the Company. The undersigned requests that a certificate representing the Shares be registered in the name of _____________________________ whose address is
___________________and that such certificate be delivered to _____________
___________ whose address is _______________________.  If said number of Shares is less than all the Shares purchasable hereunder, the undersigned requests that a new Stock Warrant Certificate representing the right to purchase the balance of the Shares be registered in the name of ________________ whose address is ___________________ and that such Stock Warrant Certificate be delivered to _______________ whose address is _______________. In lieu of receipt of a fractional Share, if any, the undersigned hereby elects (i) to receive a cash payment made to ___________________ whose address is ___________________ and the check representing payment thereof should be delivered to ___________________ whose address is _______________ or (ii)
elects to credit the amount of such payment against the Exercise Price payable for Shares to be received upon the exercise of Stock Warrants.


                                  Dated:_________________________, 19__


                                  _____________________________________
                                   Social Security or other Taxpayer's
                                         Identification Number

Name of registered holder of Stock Warrant
  Certificate:____________________________________________

                             (Please print)


Address:   ________________________________________________

           ________________________________________________

Signature: ________________________________________________
             Note: The above signature must correspond with the name as written upon the face of this Stock Warrant Certificate in every particular, without alteration or enlargement or any change whatever and if the certificate representing the Shares or any Stock Warrant Certificate representing Stock Warrants not exercised is to be registered in a name other than that in which this Stock Warrant Certificate is registered, the signature of the holder hereof must be guaranteed.

Signature Guaranteed:

                              [FORM OF ASSIGNMENT]


             For value received                          hereby sells, assigns
and transfers unto                     the within Stock Warrant Certificate,
together with all right, title and interest therein, and does hereby irrevocably constitute and appoint attorney, to transfer said Stock Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

             Dated: ________________________, 19__.





                             ______________________________________________
                             Note:  The above signature must correspond
                                    with the name as written upon the face
                                    of this Stock Warrant Certificate in
                                    every particular, without alteration or
                                    enlargement or any change whatever.


Signature Guaranteed: